EXHIBIT 4.1

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT, (this "Agreement") is made as of the 30th day of August, 2002, by and between Rudolf Wanner, a resident of Solothurn, Switzerland ("Lead Lender"), and Adept Technology, Inc., a California corporation ("Borrower");


                              STATEMENT OF PURPOSE:

         The Borrower desires to borrow from time to time funds from Lead Lender for a loan in the principal amount of up to Eight Hundred Thousand Dollars ($800,000), and the Lead Lender is willing to accommodate the Borrower upon and subject to the terms, conditions, and provisions of this agreement.

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions

         All accounting terms not specifically defined herein shall have the meanings assigned to them as determined by generally accepted accounting principles, consistently applied. Unless the context otherwise requires, when used herein, the following terms shall have the following meanings:

         1.1. "Events of Default" means those events set forth in Section 5 hereof.

         1.2. "Liabilities" means the obligation of the Borrower to pay (a) the unpaid principal amount of the Note, plus all accrued and unpaid interest thereon, (b) all unpaid Liquidation Costs, and (c) all other charges, interest, and expenses chargeable by the Lead Lender to the Borrower under this Agreement and the other Loan Documents.

         1.3. "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, encumbrance, lien, or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

         1.4. "Liquidation Costs" means all expenses, charges, costs, and fees (including without limitation attorneys' fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lead Lender in connection with (a) the collection or enforcement of any of the Liabilities and (b) the collection or enforcement of any of the Loan Documents.

         1.5. "Loan" means the loan in the principal amount of up to Eight Hundred Thousand Dollars ($800,000) to be made by the Lead Lender to the Borrower pursuant to the terms and conditions of this Agreement.

         1.6. "Loan Documents" means collectively the Note, this Agreement, the Stock Issuance Agreement dated of as the date hereof between Borrower and Lead Lender and any other instrument, document, and agreement now and hereafter evidencing, securing, guaranteeing, indemnifying, and given by the Borrower or any third party in connection with the Loan or any of the other Liabilities (including those documents set forth in Section 3 hereof) and any and all amendments thereto and modifications thereof.

         1.7. "Note" means that Promissory Note described in Section 2.2 hereof and any and all amendments thereto and modifications thereof.

         1.8. "Person" includes a corporation, an association, a partnership, an
organization,   a  business,  an  individual,   or  a  government  or  political
subdivision thereof or government agency.


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         1.9.  "Taxes"  means all  taxes  and  assessments  whether  general  or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed, or imposed on the Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits, and all claims for such sums which by law have or might become a lien or charge upon any of its properties or assets.

         SECTION 2. Loan to the Borrower

         2.1 Loan Commitment. The Lead Lender agrees, at the request of the Borrower, and subject to and in accordance with the terms, conditions, and provisions of this Agreement, to make loans to the Borrower in the principal amount of up to Eight Hundred Thousand Dollars ($800,000) ("Loan"). The commitment of the Lead Lender to make the Loan pursuant to the provisions of this Agreement is herein called its "Loan Commitment."

         2.2 Note and Stock Issuance Agreement. The Loan shall be evidenced by, repaid in accordance with the terms of and bear interest as and at the rates set forth in the Borrower's Promissory Note to the Lead Lender in the form attached hereto as Exhibit A and incorporated herein by reference, of even date herewith, duly executed by the Borrower, and in the principal amount of the Loan ("Note"). In consideration for Lead Lender's entry into this Agreement and making of the Loan Commitment, Borrower additionally agrees to issue certificates for up to 100,000 registered shares of common stock of Borrower to Lead Lender pursuant to the Stock Issuance Agreement between Lead Lender and Borrower executed concurrently with this Agreement.

         2.3 Loan Disbursements. Subject to the compliance by Borrower with all of the terms and conditions of this Agreement, Lead Lender agrees, at the written request of Borrower, to disburse the proceeds of the Loan. Not less than twenty (20) days prior to the date that Borrower desires a disbursement, Borrower shall deliver to Lead Lender express written notice of a request for a disbursement. Prior to the disbursement, Borrower shall have also delivered to Lead Lender a certificate in a form satisfactory to Lead Lender from the chief financial officer of the Borrower that no Events of Default have occurred under the Loan Agreement and are continuing as of the date of disbursement. Each disbursement is to be in an amount up to Two Hundred Thousand Dollars
($200,000). The first disbursement shall not be due in any event prior to December 15, 2002. The maximum amount to be disbursed by Lead Lender to Borrower during any three-month quarterly period is Two Hundred Thousand Dollars ($200,000), and the maximum to be disbursed under the Loan is $800,000. The Borrower shall not have the right to repay and reborrow under this Agreement. The Lead Lender shall disburse the funds pursuant to the disbursement directions of Borrower within twenty (20) days after receipt of the request for disbursement from Borrower, and concurrently with physical receipt of share certificates pursuant to the Stock Issuance Agreement. Notwithstanding any provision of this Agreement, the Lead Lender shall not be required to disburse funds under this Agreement if an Event of Default (as defined below) has occurred and is continuing. Notwithstanding the foregoing, there shall be no obligation on the part of Borrower to request any disbursement of proceeds of the Loan.

         SECTION 3. Representations and Warranties

         To induce the Lead Lender to make the Loan hereunder, the Borrower hereby makes the following representations and warranties to the Lead Lender as of the date hereof and as of the date of each disbursement:

         3.1. Good Standing. The Borrower (a) is a corporation duly organized, existing, and in good standing under the laws of the State of California, and
(b) has the power to own its property and to carry on its business and is qualified to do business and is in good standing in each jurisdiction in which the character of properties owned by it or the transaction of its business such qualification necessary.

         3.2. Authority. The Borrower has full power and authority to enter into this Agreement, to make the borrowings hereunder, to execute and deliver the Note and the other Loan Documents to which it is a party, and to perform and comply with the terms, conditions, and agreements set forth herein and therein, all of which have been duly authorized by all proper and necessary action of the Borrower. No consent or approval of the shareholders of the Borrower or of any governmental authority is required as a condition to the validity of this Agreement, the Note, or the other Loan Documents.


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         3.3. Binding Agreement.  This Agreement  constitutes,  and the Note and the other Loan Documents constitute or will constitute when issued and delivered for value received, the valid and legally binding obligations of the Borrower enforceable in accordance with their respective terms.

         3.4. Litigation. There are no claims, actions, suits or proceedings pending or, so far as any person signing below as or on behalf of the Borrower knows, threatened or reasonably anticipated before any court or administrative agency which could have a material adverse affect on the financial condition or operations of the Borrower.

         3.5. Violation of Laws. Neither the consummation of the Loan nor the use, directly or indirectly, of all or any portion of the proceeds of the Loan hereunder will violate or result in a violation of any provision of any applicable statute, regulation or order of, or any restriction imposed by, the State of North Carolina or the United States of America or by an authorized official, board, department, instrumentality, or agency thereof. The Borrower is in compliance with all applicable federal, state and local laws, rules and regulations and orders of any court or other governmental authority having jurisdiction, the violation of which would have a material adverse affect on the financial condition of the Borrower.

         SECTION 4. Borrower's Covenants.

         Until payment in full of all of the Liabilities:

         4.1. Maintain Existence. The Borrower will at all times maintain in full force and effect its corporate existence, rights, privileges, licenses, permits and franchises and qualify and remain qualified in all jurisdictions where qualification is required.

         4.2. Compliance with Laws. The Borrower will at all times comply in all material respects with all applicable federal, state, and local laws, rules, and regulations relating to the Loan, this Agreement and the other Loan Documents, and others of any court or other governmental authority having jurisdiction.

         4.3. Reports to SEC and to Stockholders. The Borrower will furnish to the Lead Lender, promptly upon the filing or making thereof, at least one (1) copy of all financial statements, reports, notices, and proxy statements sent by it to its stockholders, and all regular periodic reports filed by its with any securities exchange or with the Securities and Exchange Commission.

         4.4. Adverse Change. The Borrower shall promptly notify the Lead Lender of any condition or event that constitutes, or with the lapse of time, the giving of notice, or both, would constitute an Event of Default, and promptly inform the Lead Lender of any material adverse change in the condition (financial, business or otherwise) of the Borrower or any guarantor or surety of the Liabilities.

         SECTION 5.Events of Default

         The occurrence of any one or more of the following events ("Events of Default") shall constitute an event of default hereunder:

         5.1. Failure to Pay Interest of Principal. If the Borrower shall fail to pay any interest or principal on any of the Liabilities, including, without limitation, the Note and the Loan, when and as due and payable; or

         5.2. Terms, Conditions, and Covenants of this Agreement. If the Borrower shall fail to duly perform, comply with, or observe in any material respect any of the other terms, conditions, or covenants contained in this Agreement; or

         5.3. Representations and Warranties. If any representation and warranty or any statement or representation made in any report, opinion, schedule, officer's certificate, or other certificate or any other information given by the Borrower or furnished in connection with the Loan shall prove to be false or incorrect in any material respect on the date as of which made; or

         5.4. Default under Loan Documents. If an event of default (as described or defined therein) shall occur or exist under the provisions of any of the other Loan Documents; or

         5.5. Default under Other Obligations. If any obligation of the Borrower to the Lead Lender (other than the Liabilities) for the payment of borrowed money becomes or is declared to be due and payable prior to the expressed maturity thereof and the time of payment is not extended by the Lead Lender; or

         5.6. Bankruptcy, Insolvency. If the Borrower becomes insolvent or generally does not pay its debts as they become due, or if a petition for relief in a bankruptcy court is filed by the Borrower and remains undismissed for sixty
(60) days, or if the Borrower applies for, consents to, or acquiesces in the appointment of a trustee, custodian, or receiver for the Borrower or any of its assets and property, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent, or acquiescence, a trustee, custodian, or receiver is appointed for the Borrower or for a substantial part of the assets and property of the Borrower and is not discharged within thirty
(30) days; or any bankruptcy, reorganization, debt arrangement or any other proceeding or case under any bankruptcy or insolvency law or any dissolution or liquidation proceeding is instituted against the Borrower, and if instituted against the Borrower and is consented to or acquiesced in by the Borrower or remains undismissed for sixty (60) days; or the Borrower takes any action to authorize any of the actions described in this subsection; or

         5.7. Adverse Change. If the Lead Lender determines in good faith that a material adverse change has occurred in the financial condition of the Borrower from the financial conditions set forth in the most recent financial statement furnished to the Lead Lender, or from the financial condition of the Borrower most recently disclosed to the Lead Lender in any manner; or

         5.8. Prospect of Payment. If the Lead Lender determines in good faith that the prospect of payment of any of the Liabilities is impaired.

         SECTION 6. Rights and Remedies.

         The occurrence or non-occurrence of an Event of Default under this Agreement shall in no way affect or condition the right of the Lead Lender to demand payment at any time of any of the Liabilities which are payable on demand regardless of whether or not such an Event of Default has occurred. If any one or more Events of Default shall occur, then in each and every such case, the Lead Lender at its option may at any time thereafter exercise and/or enforce any or all of the following rights and remedies:

         6.1. Commitment. Terminate its Loan Commitment.

         6.2. Acceleration. Declare without notice to the Borrower all of the Liabilities to be immediately due and payable, whereupon the same shall become due and payable, together with accrued and unpaid interest thereon, without presentment, demand, protest, or notice, all of which the Borrower hereby waives.

         6.3. Exercise of Rights and Remedies. Exercise any rights and remedies available to the Lead Lender under this Agreement, the Note, the other Loan Documents, and other applicable laws.

         6.4. Liquidation Costs. The Borrower shall reimburse and pay to the Lead Lender upon demand reasonable all costs and expenses (the "Liquidation Costs"), including, without limitation, attorneys' fees and expenses, advanced, incurred by, or on behalf of the Lead Lender in collecting and enforcing the Liabilities and/or the Loan Documents.

         6.5. Remedies Cumulative. Each right, power, and remedy of the Lead Lender as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Lead Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lead Lender of any or all such other rights, powers, or remedies.

         6.6. No Waiver. No failure or delay by the Lead Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Agreement or of any of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude the Lead Lender from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement, the Note or any of the other Loan Documents, the Lead Lender shall not be deemed to waive the right either to require prompt payment when due on all other amounts payable under this agreement, under the Note or any of the other Loan Documents or to declare an Event of Default for failure to effect such prompt payment of any such other amount.

         6.7. Accounts and Setoff. The Borrower grants to the Lead Lender as security for the full and punctual payment and performance of the Liabilities, a continuing lien on and security interest in all now or hereafter existing balances, credits, accounts, deposits (general or special, time or demand, provisional or final) and all other sums credited by, maintained with or due from the Lead Lender or any affiliate of the Lead Lender (including Infotech AG, Air-Vac Engineering, Inc, and Zevac AG) that has a participation interest in the Loan to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Liabilities, the Lead Lender may at any time and without notice to the Borrower set off against any and all of the Liabilities the whole or any portion or portions of any or all balances, credits, accounts, deposits and other sums owed by Borrower to Lead Lender or to any affiliate of the Lead Lender (including Infotech AG, Air-Vac Engineering, Inc, and Zevac AG) that has a participation interest in the Loan.

         SECTION 7. Miscellaneous.

         7.1. Survival. All covenants, agreements, representations, and warranties made herein and in any other instruments or documents delivered pursuant hereto shall survive the execution and delivery of the Note and shall continue in full force and effect so long as any of the Liabilities are outstanding and unpaid.

         7.2. Notices. All notices, demands, requests, consents, or approvals required under this Agreement to be made in writing shall be deemed to have been properly given if and when mailed by first class certified mail, return receipt requested, postage prepaid, if to the Lead Lender at c/o Infotech AG, Vogelherdstrasse 4, CH 4500 Solothurn, Switzerland, to the attention of Rudolf Wanner, and if to the Borrower at 150 Rose Orchard Way, San Jose, California 95134, Attention: Chief Financial Officer, or at such other address as the Borrower or the Lead Lender shall have furnished to the other in writing.

         7.3. Change. Neither this Agreement nor any term, condition, representation, warranty, covenant, or agreement hereof may be changed, waived, discharged, or terminated orally but only by an instrument in writing by the party against whom such change, waiver, discharge, or termination is sought.

         7.4. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of North Carolina, without regard to the principles of choice of laws or conflict of laws.

         7.5. Terms Binding. All of the terms, conditions, stipulations, warranties, representations, and covenants of this Agreement shall apply to and be binding upon, and shall inure to the benefit of, the Borrower and the Lead Lender and each of their respective heirs, personal representatives, successors, and assigns.

         7.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         7.7. Consent to Jurisdiction; Service of Process. The Borrower hereby agrees and consents that any action or proceeding arising out of or brought to enforce the provisions of this Agreement and/or any of the other Loan Documents may be brought in any appropriate court in the State of North Carolina or in any other court having jurisdiction over the subject matter, all at the sole election of the Lead Lender, and by the execution of this Agreement the Borrower irrevocably consents to the jurisdiction of each such court.

         7.8. Further Assurances and Corrective Instruments. The parties hereto agree that they will, from time to time, execute and deliver, or cause to be executed and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of the parties to, or facilitating the performance of, this Agreement.

         7.9.  Estoppel  Certificate.  The Borrower will, upon not less than ten
(10) business days' request by the Lead Lender or any other party to this transaction, execute, acknowledge, and deliver to such person a statement in writing, certifying (a) that this Agreement is unmodified and in full force and effect and the payments required by this Agreement to be paid by the Borrower as of the date of such statement have been paid, and (b) the then unpaid principal balance of the Note; and stating whether or not to the knowledge of the signer of such certificate any party to any of the Loan Documents is in default in the performance of any covenant, agreement, or condition contained therein and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this section may be relied upon by the Lead Lender and the other parties to this transaction.

         7.10 Entire Agreement. Except for (a) the other Loan Documents, or (b) any other document or agreement to the extent specifically provided therein; (i) this agreement shall completely and fully supercede all other prior agreements, both written and oral, by and among the Borrower, the Lead Lender and the other parties to this transaction (and any prior agreements by and between any two or more of the foregoing) relating to the Liabilities, and (ii) none of the parties to this Agreement shall hereafter have any rights thereunder, but shall look solely to this Agreement and the other Loan Documents for definitions and determination of all of their respective rights, obligations, and responsibilities relating to the Liabilities.

         7.11. Illegality. If fulfillment of any provision hereof or any transaction related hereto or to the other Loan Documents at the time performance of such provisions shall be due shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect; provided, however, that, if any such provision pertains to the repayment of the Liabilities, the occurrence of any such invalidity shall constitute an Event of Default.

         7.12. Assignment. This Agreement and the other Loan Documents may not be assigned, in whole or in part, by the Borrower without the prior written consent of the Lead Lender.

         7.13. Participation. Lead Lender from time to time: (a) may sell a participation interest in all or any portion(s) of the rights, powers, privileges, remedies and interest of and/or the Loan and other obligations owed to Lead Lender under this Agreement, the Note and the Loan Documents to any other person; (b) may furnish and disclose financial statements, documents and other information pertaining to the Borrower to any potential participant subject to confidentiality obligations upon the recipient; and (c) may take any and all other actions that Lead Lender in its sole discretion determines to be necessary or appropriate in connection with any such participation, without notice to or consent of the Borrower or any other person. Lead Lender anticipates selling participation interests to third parties. The parties hereto intend the benefits of this Agreement to inure to such participants. These third party participants will be third party beneficiaries of Lead Lender's rights under this Agreement.

         IN WITNESS WHEREOF, the Lead Lender and the Borrower have each caused this Agreement to be executed in duplicate counterparts and under seal as of the day and year first written above.


                                        LEAD LENDER:

                                        /s/ Rudolf Wanner
                                        ----------------------------------------
                                        Rudolf Wanner, Individually


                                        BORROWER:

                                        ADEPT TECHNOLOGY, INC.

                                        By: /s/  Brian Carlisle
                                            ------------------------------------
                                            Brian Carlisle,
                                            Chief Executive Officer


                       [Signature Page to Loan Agreement]

                                    EXHIBIT A

                                 PROMISSORY NOTE


                                                               Raleigh, N.C.
$800,000                                                       August 30, 2002


         FOR VALUE RECEIVED, ADEPT TECHNOLOGY, INC., a California corporation ("Borrower"), promises to pay to the order of Rudolf Wanner ("Lead Lender") , the principal sum of Eight Hundred Thousand Dollars ($800,000), or such lesser amount as may be outstanding, together with interest on the unpaid outstanding principal balance at the rate per annum of one percent (1%) plus the prime rate as published by the Wall Street Journal from time to time, on the unpaid balance until paid or until default, both principal and interest payable in U.S. Dollars to Lead Lender at Solothurn, Switzerland, or at such place as the legal holder hereof may designate in writing.

         Accrued interest shall be paid annually by Borrower on the first anniversary and each successive anniversary of this Note. If not sooner paid, the entire indebtedness shall be due and payable on August 30, 2006. Interest shall be calculated from the date of each advance until repayment by Borrower of each advance.

         This Note is given pursuant to the terms of a Loan Agreement dated as of August 30, 2002, by and between Borrower and Lead Lender ("Loan Agreement").

         Borrower shall deliver to the Lead Lender certificates for registered shares of Borrower common stock as provided in the Stock Issuance Agreement between Borrower and Lead Lender dated as of the date hereof, attached hereto as Exhibit A and incorporated herein by reference.

         Disbursements under this Note shall be made as provided in the Loan Agreement. Unless otherwise provided, this Note may be prepaid in full or in part at any time without penalty or premium. Partial prepayments shall be applied to installments due in reverse order of their maturity. Payments will be applied first to payment of interest then accrued and due on the unpaid principal balance, with the remainder applied to the unpaid principal.

In the event of: (a) default in payment of any installment of principal as the same becomes due and such default is not cured within ten (10) days from the due date, or (b) default under the terms of any instrument securing this Note, and such default is not cured within fifteen (15) days after written notice to maker, then in either such event the holder may without further notice, declare the remainder of the principal sum, at once due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. The unpaid principal of this Note and any part thereof, accrued interest and all other sums due under this Note, if any, shall bear interest at the rate of fifteen per cent (15%) per annum after default which remains uncured after the ten (10) day period referenced above until paid. The interest payable under the terms of this Note shall not exceed the maximum amount allowed under applicable law. If interest would otherwise be payable to Lead Lender in excess of the maximum lawful amount, the interest payable to Lead Lender shall be reduced to the maximum amount permitted under applicable law.

         All parties to this Note, including maker and any sureties, endorsers, or guarantors hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way or release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest.

         Upon default the holder of this Note may employ an attorney to enforce the holder's rights and remedies and Borrower hereby agrees to pay to Lead Lender the reasonable costs of enforcement incurred by Lead Lender in exercising any of the Lead Lender's rights and remedies upon default, including but not limited to attorney's fees and costs of court, and not exceeding a sum equal to fifteen percent (15%) of the outstanding balance owing on said Note. The rights and remedies of the Borrower as provided in this Note and in the Loan Agreement shall be cumulative and may be pursued singly, successively, or together. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

         This Note is to be governed and construed in accordance with the laws of the State of North Carolina without regard to its principles of choice of laws or conflict of laws.

         IN TESTIMONY WHEREOF, Borrower has caused this instrument to be executed in its corporate name by its Chief Executive Officer, all by order of its Board of Directors first duly given, the day and year first above written.


         ADEPT TECHNOLOGY, INC.


         By:______________________________________
         Brian Carlisle, Chief Executive Officer

                                    EXHIBIT A
                              (To Promissory Note)


                            STOCK ISSUANCE AGREEMENT

THIS STOCK ISSUANCE AGREEMENT (this "Agreement") is entered into as of _____________, 2002, by and among Adept Technology, Inc., a California corporation ("Borrower"), and Rudolf Wanner, a resident of Solothurn, Switzerland ("Lead Lender").


                                    RECITALS

         Borrower and the Lead Lender are parties to that certain Loan Agreement, dated as of the date hereof (the "Loan Agreement") providing for a loan (the "Loan"), in consideration for which, Borrower has agreed to issue to the Lead Lender, shares of Borrower's common stock, no par value per share (the "Borrower Common Stock") on the terms and conditions set forth herein.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and agreements in the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and the Lead Lender hereby agree as follows:

         1. Issuance of Borrower Common Stock. In consideration of making the Loan Commitment contemplated in the Loan Agreement (as an origination fee), promptly upon execution hereof, Borrower shall issue to the Lead Lender an aggregate of one hundred thousand (100,000) restricted shares of Borrower Common Stock (the "Shares") subject to cancellation rights hereunder. The Shares shall be retained by Borrower for the benefit of the Lead Lender and shall be delivered to the Lead Lender or its designee(s) in accordance with the terms of this Agreement and the Loan Agreement.

         2. Delivery of Shares to Lead Lender.

                  (a) Upon each disbursement of proceeds of the Loan to Borrower, Borrower shall promptly deliver to the Lead Lender or its designee(s) as directed by the Lead Lender certificates for a number of Shares determined to be 25,000 minus the number of Shares cancelled pursuant to an exercise of the cancellation right of Borrower set forth hereunder. With each disbursement of the proceeds of the Loan to the Borrower or election by the Borrower not to borrow any amounts with respect to such three-month period, Borrower may cancel the restricted shares issued hereunder in an amount determined by the following formula: (X) 25,000 minus (Y) the product of: (i) a fraction, (A) the numerator of which is the amount of proceeds to be disbursed to Borrower in such disbursement, and (B) the denominator of which is Two Hundred Thousand Dollars ($200,000) and (ii) twenty-five thousand (25,000) shares. The maximum number of Shares deliverable to the Lead Lender upon lapse of such cancellation rights for each three-month period shall be twenty-five thousand (25,000), with an aggregate maximum for all four consecutive three-month periods of One Hundred Thousand (100,000) shares. No fractional shares shall be issued or delivered pursuant to this Agreement, so Shares deliverable shall be rounded down to the nearest Share.

                  (b) Upon exercise of Borrower's cancellation rights hereunder, the corresponding proportion of the Shares cancelled by Borrower for that three-month period and not delivered to the Lead Lender or its designee(s) shall be cancelled by Borrower and the Lead Lender or its designee(s) shall not have any further right, title or interest in such Shares. This Agreement and the Loan Agreement contemplate that the Lead Lender shall not have the obligation to disburse proceeds more than once in any three-month period.

                  (c) The Lead Lender shall instruct Borrower with respect to the physical delivery of Shares for which cancellation rights have lapsed pursuant to this Section 2. Borrower shall be entitled to rely on the instructions provided by the Lead Lender, and Borrower shall incur no liability and shall be fully protected from any liability whatsoever in acting in accordance with such instructions received from the Lead Lender.

         3. Status of Shares Prior to Delivery. Borrower shall issue, hold and safeguard the Shares prior to delivery in trust in accordance with the terms of this Agreement and the Loan Agreement and not as the property of Borrower and shall deliver such Shares to the Lead Lender or its designee(s) only in accordance with the terms hereof. The Lead Lender shall have voting rights with respect to the Shares prior to lapse of Borrower's cancellation rights (and on any new Shares added to the shares held by Borrower in respect of such shares). Any regular cash dividends or liquidation proceeds on the Shares held by Borrower (including the new Shares) shall be paid directly to the Lead Lender.

         4. Registration of Shares. The Shares shall be subject to the registration rights set forth in the Merger Agreement among Borrower, Meta Control Technologies, Inc., a Delaware corporation ("Meta") and the other parties therein, which is being approved by the Lead Lender as a stockholder of Meta, and the terms of Section 5.3 regarding registration rights are incorporated by reference herein, provided, however, that the obligation of Lead Lender to make disbursements under the Loan Agreement shall be subject to the prior registration of the Shares under the Securities Act of 1933, as amended (the "Act") and delivery of certificates pursuant to Section 2(a) herein, provided that all delivery information for such certificates has been promptly furnished to the Borrower by Lead Lender pursuant to Section 2.3 of the Loan Agreement.

         5. Securities Act Exemption. The Shares issued pursuant to this Agreement initially will not be registered under the Act, in reliance on the exemption set forth in Section 4(2) thereof. The Lead Lender shall have provided Borrower such information regarding its financial and investment background and investment intent as Borrower may reasonably request to ensure the availability of an exemption from the registration requirements of the Act.

         6. Lead Lender Representations. The Lead Lender represents and warrants to Borrower as follows:

                  (a) The Lead Lender acknowledges that it has been provided with such information regarding Borrower necessary for the purposes of making an investment decision with respect to the Shares, and has been provided the opportunity to discuss the business, affairs and current prospects of Borrower with Borrower's representatives. The Lead Lender further acknowledges having had access to information about Borrower that it has requested.

                  (b) The Shares will be acquired for the Lead Lender's own account for investment, and not with a view to or in connection with the sale or distribution of any part thereof.

                  (c) The Lead Lender understands that (a) the Shares initially will not be registered under the Act, on the ground that the issuance of the Shares provided for in this Agreement is exempt from registration under the Act;
(b) that the reliance of Borrower on such exemption is predicated in part on the Lead Lender's representations set forth in this Agreement; (c) the Shares being issued hereunder are "restricted securities": within the meaning of Rule 144 under the Act; and (d) that the Shares are not registered and must be held indefinitely unless they are subsequently registered pursuant to the registration rights provided in the Merger Agreement or otherwise or an exemption from such registration is available.

                  (d) The Lead Lender represents that by reason of its (or its management's) business or financial experience, the Lead Lender has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. Further, the Lead Lender is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement. The Lead Lender is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect, under the Act.

         7. Stock Restrictions. In addition to any legend imposed by applicable state securities laws, the certificates representing the Shares issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Borrower's transfer agent), stating substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT
         REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

         8. Notices Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile at the address and number set forth below; (c) three (3) business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below (or ten (10) business days if sent by U.S. mail outside the United States); or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed.

         if to Borrower, to:

                           Adept Technology, Inc.
                           150 Rose Orchard Way
                           San Jose, California 95134
                           Attn:  Michael W. Overby, Chief Financial Officer
                           Telephone:  (408) 432-0888
                           Facsimile:  (408) 434-5005

                           with a copy (which shall not constitute notice) to

                           Gibson, Dunn & Crutcher LLP
                           1530 Page Mill Road
                           Palo Alto, California  94304
                           Attn:  Lawrence Calof, Esq.
                           Telephone:  (650) 849-5300
                           Facsimile:  (650) 849-5333

         if to a Lead Lender, to:

                           Rudolf Wanner
                           c/o Infotech AG
                           Vogelherdstrasse 4
                           CH 4500 Solothurn
                           Switzerland
                           Attn:  Rudolf Wanner
                           Telephone:  011-41-32-622-4782
                           Facsimile:   011-41-32-621-4782

         A party may change or supplement the addresses given above, or designate additional addresses for purposes of this Section 8 by giving the other parties written notice of the new address in the manner set forth above.

         9. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         10. Entire Agreement; Assignment. This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof;
(b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by the Lead Lender by operation of law or otherwise except with the prior written consent of the Borrower; provided, that any person into which Borrower may be merged or converted or with which it may be consolidated or any person resulting from any merger, conversion or consolidation to which it shall be a party or any person to which Borrower may sell or transfer all or substantially all of its assets shall be the successor hereunder to Borrower without the consent of any party hereto, or the execution or filing of any paper or any further act. As used in this Agreement, the term "person" means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Entity (or any department, agency or political subdivision thereof)

         11. Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         13. Adjustments. All references to the number of shares of Borrower Common Stock in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, merger or other similar change in the Borrower's capitalization which may occur after the effective date of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Borrower and the Lead Lender have caused this Stock Issuance Agreement to be signed as of the date first written above.


ADEPT TECHNOLOGY, INC.
a California corporation



By: __________________________________________
         Brian R. Carlisle
         Chairman and Chief Executive Officer


______________________________________________
            Rudolf Wanner


                  [Signature Page to Stock Issuance Agreement]